Exhibit 10.10

AdTheorent Holding Company, INC.
Performance RSU Award Grant Notice
(2021 Long-Term Incentive Plan)

AdTheorent Holding Company, Inc. (the “Company”) has awarded to you (the “Participant”) the number of performance-based restricted stock units (“PSUs”) specified and on the terms set forth below in consideration of your services (the “PSU Award”). Your PSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2021 Long-Term Incentive Plan (the “Plan”) and the Award Agreement (the “Agreement”), which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant:

Date of Grant:

Target Number of PSUs:

Performance Period:

Performance Goal(s)

Vesting Schedule: [One-quarter (1/4) of the Earned PSUs will vest as of the date the Committee determines that any number of PSUs are Earned PSUs, which date shall be no later than [●];

One-quarter (1/4) of the Earned PSUs will vest on [●];

One-quarter (1/4) of the Earned PSUs will vest on [●]; and

One-quarter (1/4) of the Earned PSUs will vest on[●].]

[Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service and all then unvested PSUs, whether or not earned, shall terminate immediately, automatically and without consideration on the date of such termination, subject to the Qualifying Termination provision below. Any PSUs that are not earned (i.e., with respect to which the Performance Goal has not been achieved) during the Performance Period, shall terminate immediately, automatically and without consideration on the last day of the Performance Period.]

[Qualifying Termination: In the event that the Participant’s Continuous Service is terminated after the end of the Performance Period (i) by the Company without Cause, (ii) due to the Participant’s death or the Participant being Disabled, then, in each case, subject to Section 5 of the PSU Award, any Earned PSUs shall remain outstanding and eligible to vest in accordance with the Vesting Schedule set forth above. For the avoidance of doubt, in the event the Participant’s Continuous Service is terminated for any reason during the Performance Period, the PSUs shall terminate immediately, automatically and without consideration on the date of the Participant’s termination.]

Issuance Schedule: One share of Common Stock will be issued for each Earned PSU, which vests, at the time set forth in Section 6 of the Agreement.

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" DM_US 187225522-1.098998.0015" "" DM_US 187225522-1.098998.0015

•
The PSU Award is governed by this PSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “PSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•
You have read and are familiar with the provisions of the Plan, the PSU Award Agreement and the prospectus prepared for the Plan (the “Prospectus”). In the event of any conflict between the provisions in the PSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•
The PSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this PSU Award.

AdTheorent Holding Company, Inc.	Participant:
By:	____________________________________________
Signature	Signature
Title:	Date:
Date:

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" DM_US 187225522-1.098998.0015" "" DM_US 187225522-1.098998.0015

AdTheorent Holding Company, Inc.
2021 Long-Term Incentive Plan
Award Agreement (PSU Award)

As reflected by your PSU Award Grant Notice (“Grant Notice”), AdTheorent Holding Company, Inc. (the “Company”) has granted you a PSU Award under its 2021 Long-Term Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “PSU Award”). The terms of your PSU Award as specified in this Award Agreement for your PSU Award (the “Agreement”) and the Grant Notice constitute your “PSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your PSU Award are as follows:

1.
Governing Plan Document. Your PSU Award is subject to all the provisions of the Plan. Your PSU Award is further subject to all interpretations, amendments, rules and regulations, which may, from time to time, be promulgated and adopted pursuant to the Plan. In the event of any conflict between the PSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.
Grant of the PSU Award. This PSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of performance-based restricted stock units indicated in the Grant Notice subject to your satisfaction of the vesting conditions set forth therein (the “Performance Restricted Stock Units”). Any additional performance-based restricted stock units that become subject to the PSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Performance Restricted Stock Units covered by your PSU Award.
3.
Dividends. You shall receive no benefit or adjustment to your PSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your PSU Award after such shares have been delivered to you.
4.
Withholding Obligations.
(a)
Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant or vesting of the PSU Award or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this PSU Award, including, but not limited to, the grant or vesting of the PSU Award, the issuance of Common Stock pursuant to such vesting, the subsequent sale of shares of Common Stock, and the payment of any dividends on the Common Stock; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSU Award to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.
(b)
Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Liability. As further provided in Section 8 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Tax Liability in cash or cash equivalent in a

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" DM_US 187225522-1.098998.0015" "" DM_US 187225522-1.098998.0015

form acceptable to the Company; (ii) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares of Common Stock to be delivered in connection with your Performance Restricted Stock Units to satisfy the Tax Liability and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Liability directly to the Company or the Service Recipient; and/or (v) any other method determined by the Company to be in compliance with Applicable Law. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect, or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event it is determined that the amount of the Tax Liability was greater than the amount withheld by the Company and/or the Service Recipient (as applicable), you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.
(c)
The Company may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and you will have no entitlement to the equivalent amount in Common Stock or (ii) minimum or such other applicable rates in your jurisdiction(s), in which case you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities or to the Company and/or the Service Recipient. If the Tax Liability withholding obligation is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested portion of the PSU Award, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying such Tax Liability.
(d)
You acknowledge that you may not participate in the Plan and the Company shall have no obligation to deliver shares of Common Stock until you have fully satisfied the Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the PSU Award.
5.
RELEASE AGREEMENT. Any obligation of the Company to deliver to you shares of Common Stock in respect of Earned PSUs that have vested due to the Qualifying Termination provision of the Grant Notice, as a result of your termination of Continuous Service after the end of the Performance Period, is conditioned upon you executing and delivering to the Company, and not revoking, a general release of all claims in a form prescribed by, and acceptable to, the Company (the “Release Agreement”), within 60 days following your termination of employment (the “Release Period”). If the Release Agreement does not become fully effective and irrevocable prior to the expiration of the Release Period, all PSUs, whether or not earned, will be forfeited immediately, automatically and without consideration as of the date of your termination of Continuous Service.
6.
Date of Issuance. On or as soon as administratively practicable (and within thirty (30) days) following the date on which a portion of the PSU Award vests (each a “Vesting Date”), the Company will deliver to you a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its discretion) equal to the number of Performance Restricted Stock Units subject to the PSU Award that vest on the applicable Vesting Date, subject to the satisfaction of any applicable withholding obligations for the Tax Liability; provided, however, that if, at the time of proposed settlement, you are restricted from transacting in shares of Common Stock due to Company policy, settlement shall be delayed until you are no longer restricted from transacting in shares of Common Stock or, if earlier, March 15 of the year following the year in which the underlying Performance Restricted Stock Units vested. No fractional Performance Restricted Stock Units or rights for fractional shares of Common Stock shall be created pursuant to this Agreement.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" DM_US 187225522-1.098998.0015" "" DM_US 187225522-1.098998.0015

7.
Transferability. Except as otherwise provided in the Plan, your PSU Award is not transferable, except by will or by the applicable laws of descent and distribution.
8.
Change in Control. Your PSU Award is subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
9.
No Liability for Taxes. As a condition to accepting the PSU Award, you hereby (a) agree to not make any claim against the Company, or any of its officers, Directors, Employees or Affiliates related to tax liabilities arising from the PSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the PSU Award and have either done so or knowingly and voluntarily declined to do so.
10.
Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
11.
Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s insider trading policy.
12.
Questions. If you have questions regarding these or any other terms and conditions applicable to your PSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" DM_US 187225522-1.098998.0015" "" DM_US 187225522-1.098998.0015